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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Anergen, Inc. 1988 Stock Option Plan, the Anergen, Inc. 1992 Consultant Plan, the Anergen, Inc. 1995 Director Plan and the Anergen, Inc. 1996 Stock Option Plan, of Corixa Corporation of our report dated February 3, 1999 with respect to the consolidated financial statements of Corixa Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Seattle, Washington
October 21, 1999